Exhibit 5.1

Robyn P. Turner
Senior Vice President, Assistant General Counsel and Corporate Secretary

Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890
Tel: (973) 948-1766
Fax: (973) 948-0282
E-mail: robyn.turner@selective.com

 May 30, 2024

Selective Insurance Group, Inc.

40 Wantage Avenue

Branchville, New Jersey 07890

Re: Selective Insurance Group, Inc. Registration Statement on Form S-3

I am Senior Vice President, Assistant General Counsel and Corporate Secretary of Selective Insurance Group, Inc., a New Jersey corporation (the “Company”). In such capacity, I have acted as the Company’s counsel in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) to be filed today with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the Company’s issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities of the Company:

(i)	shares of common stock, par value $2.00 per share, of the Company (“Common Stock”);

(ii)	shares of preferred stock, no par value per share, of the Company (“Preferred Stock”), which may be issued in one or more series;

(iii)	(a) senior debt securities, which may be issued in one or more series (the “Senior Debt Securities”) under the senior debt indenture dated as of February 8, 2013 between the Company and U.S. Bank National Association, as trustee (the “Senior Indenture”); (b) senior subordinated unsecured debt securities, which may be issued in one or more series (the “Senior Subordinated Debt Securities”) under the senior subordinated debt indenture (the “Senior Subordinated Indenture”) proposed to be entered into between the Company and U.S. Bank National Association, as trustee; and (c) junior subordinated unsecured debt securities, which may be issued in one or more series (collectively with the Senior Debt Securities and Senior Subordinated Debt Securities, the “Debt Securities”), under the junior subordinated debt indenture, proposed to be entered into between the Company and U.S. Bank National Association, as trustee (together with the Senior Indenture and the Senior Subordinated Indenture, the “Indentures”) (U.S. Bank National Association, in each such capacity as trustee, a “Trustee”);

(iv)	guarantees by the Company (“Guarantees”) of debt securities issued by the Company’s subsidiaries;

(v)	warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein;

(vi)	subscription rights to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (“Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into by the Company and one or more subscription agents to be named therein;

(vii)	purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, shares of Common Stock, shares of Preferred Stock or Debt Securities at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein;

(viii)	purchase units of the Company (“Purchase Units”), each consisting of a Purchase Contract and Debt Securities or debt obligations of third parties, including U.S. Treasury securities, any other securities described in the applicable prospectus supplement, or any combination of these securities that may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”);

(ix)	such indeterminate number of shares of Common Stock or Preferred Stock and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Debt Securities, Warrants or Subscription Rights or settlement of any Purchase Contracts or Purchase Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”); and

(x)	an unspecified amount of depositary receipts (the “Receipts”) representing fractional shares of the Company’s preferred stock, without par value (the “Depositary Shares”). The Depositary Shares may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) proposed to be entered into between the Company and one or more banks or trust companies to be named in the applicable Deposit Agreement (each, a “Bank Depositary”), which may be issued pursuant to a prospectus.

The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Subscription Rights, Purchase Contracts, Purchase Units, Indeterminate Securities, and Depositary Shares offered pursuant to the Registration Statement are collectively referred to herein as the “Offered Securities.”

This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In rendering this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following documents:

(a)	the Registration Statement, together with exhibits filed as a part thereof;

(b)	the Amended and Restated Certificate of Incorporation, as amended, of the Company as currently in effect (the “Certificate of Incorporation”);

(c)	the By-Laws of the Company as currently in effect (the “By-Laws”); and

(d)	certain resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the registration of the Offered Securities.

I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions stated below.

In my examination, I have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as electronic, certified, or photostatic copies, and the authenticity of the originals of such copies. In examining executed documents or documents to be executed, I have assumed (i) the listed parties, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder, (ii) the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and (iii) except to the extent expressly stated in the opinions below, the validity and binding effect on such parties. As to any facts relevant to this opinion that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

The opinions set forth herein are limited to laws of the State of New Jersey normally applicable to the Common Stock, Preferred Stock, and Depositary Shares covered by the Registration Statement and, to the extent required, any New Jersey judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings, or registrations with governmental authorities are relevant (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion on the law of any jurisdiction other than Opined on Law or the effect of the law of any jurisdiction other than Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the Opined on Law in effect today, with your understanding that the Opined on Laws is subject to future change with possible retroactive effect.

Based upon and subject to the foregoing explanations, limitations, qualifications, exceptions, and assumptions, I am of the opinion that:

1.	With respect to any shares of Common Stock offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the shares of the Offered Common Stock has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Common Stock has been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and the By-Laws of the Company so as not to violate any applicable law, the Certificate of Incorporation, or the By-Laws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates in the form required under the New Jersey Business Corporation Act (the “NJBCA”) representing the shares of the Offered Common Stock are duly executed, countersigned, registered, and delivered upon payment of the agreed upon consideration therefor, the shares of the Offered Common Stock (including any Common Stock duly issued upon conversion, exchange, or exercise of any Preferred Stock), when issued or sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed, and delivered valid and binding purchase or agency agreement, or upon due conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $2.00 per share of Common Stock.

2.	With respect to any shares of any series of Preferred Stock offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Preferred Stock (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the shares of the Offered Preferred Stock has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed, and delivered by the Company and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock (the “Certificate of Designation”) in accordance with the applicable provisions of the NJBCA; (v) the filing of the Certificate of Designation with the Secretary of State of the State of New Jersey has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the By-Laws of the Company so as not to violate any applicable law, the Certificate of Incorporation, or the By-Laws, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under the NJBCA representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered, and delivered upon payment of the agreed upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange, or exercise of any Preferred Stock), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed, and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

3.	With respect to any Depositary Shares offered by the Company, including such indeterminate number of Depositary Shares as may be issued upon conversion, exchange, or exercise, as applicable, of any of the Company’s securities, including the Company’s securities that may be issued pursuant to anti-dilution adjustments determined at the time of the offering (collectively, the “Offered Depositary Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered, and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Depositary Shares are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been authorized, executed, and delivered by the Company and the other parties thereto; (iv) a Deposit Agreement relating to the Offered Depositary Shares has been duly authorized, executed, and delivered by the Company and the other parties thereto; (v) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement; (vi) the preferred stock relating to such Offered Depositary Shares has been duly authorized for issuance by the Company; (vii) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued, and sold in accordance with the provisions of the applicable Deposit Agreement, and the Offered Depositary Shares have been delivered to the applicable Bank Depositary for deposit in accordance with the applicable Deposit Agreement; and (viii) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of preferred stock with the Bank Depositary in accordance with the applicable Deposit Agreement, the Offered Depositary Shares, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Deposit Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed, and delivered valid and binding agreement, will have been duly authorized by all necessary corporate action on the part of the Company and validly issued under the laws of the State of New Jersey.

I consent to (i) my name’s reference under the heading “Legal Matters” in the prospectus forming part of the Registration Statement, and (ii) the filing of this opinion with the Commission as an exhibit to the Registration Statement. My consent, however, is not an admission that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

This opinion is expressed as of today, unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed in this opinion or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Robyn P. Turner
Robyn P. Turner, Esq.

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